UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2011

CrowdGather, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52143	20-2706319
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20300 Ventura Blvd. Suite 330, Woodland Hills, CA 91364
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (818) 435-2472

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Website and Domain Name Acquisition Agreement

On May 20, 2011, CrowdGather, Inc., a Nevada corporation (the “Registrant”), entered into a Website and Domain Name Purchase and Sale Agreement (“Purchase Agreement”) with PbNation, LLC (“PbNation”), to acquire the websites and domain names (“Websites”) set forth below:

•	www.pbnation.com
•	www.pbnation.mobi
•	www.pbnation.name
•	www.pbnation.net
•	www.pbnation.org
•	www.pbnation.tv
•	www.paintballnation.com
•	www.paintballnation.org
•	www.pbnation.biz
•	www.pbnation.bz
•	www.pbnation.cc
•	www.pbnation.us
•	www.pbnation.us.com

The Purchase Agreement also provides that the Registrant acquires all associated software used in building the Websites, along with the associated user lists, databases, add-ons installed with these forums and associated accounts for the Websites.

The total purchase price of the Websites is $3,200,000, consisting of:  (i) $1,400,000 payable in cash; (ii) 1,149,425 shares of the Registrant’s $.001 par value common stock (“Shares Payment”); and (iii) certain additional cash and stock compensation totaling approximately $800,000 based on certain monthly website visitor traffic milestones as specified in the Purchase Agreement.  The Shares Payment was calculated by dividing $1,000,000 by $0.87, which is the 10 day volume weighted average price of the Registrant’s common stock as of May 20, 2011.  The Shares Payment will be issued to PbNation in a transaction which the Registrant believes satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

A copy of the Purchase Agreement is attached hereto as Exhibit 10.1. This brief description of the Purchase Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the Agreement as attached as Exhibit 10.1.

Lock-Up Agreement

On May 20, 2011 and in connection with the Purchase Agreement, the Registrant entered into a lock-up agreement with PbNation (the “Lock-Up Agreement”) pursuant to which PbNation agrees to restrict the sale of the shares of Registrant’s $.001 par value common stock held by PbNation (“Restricted Shares”) such that during the one year period following May 20, 2011, PbNation will not sell or transfer more than twenty percent (20%) of the Restricted Shares during each month commencing in December 2011.  This brief description of the Lock-Up Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the Lock-Up Agreement as attached to this Current Report on Form 8-K as Exhibit 10.2.

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 24, 2011, the Registrant closed the Purchase Agreement and acquired the Websites. See Item 1.01 for a description of the Websites acquired by the Registrant pursuant to the Agreement, which is hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 for a description of the issuance of shares of the Registrant’s common stock to PbNation pursuant to the Agreement, which is hereby incorporated by reference.

Item 7.01 Regulation FD Disclosure.

On May 25, 2011, the Registrant intends to issue a press release to announce that the Registrant closed the acquisition of the Websites, as discussed above. A copy of the release is attached as Exhibit 99.1.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 9.01 Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit

10.1	Website and Domain Name Purchase and Sale Agreement with PbNation, LLC.
10.2	Lock Up Agreement with PbNation, LLC
99.1	Press Release dated May 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CrowdGather, Inc.

Date: May 24, 2011	By:	/s/ Sanjay Sabnani
Sanjay Sabnani Chief Executive Officer